ITEM 77C: Matters Submitted to a Vote of Security Holders

A Special Meeting of Shareholders (the "Meeting") of Destra Investment Trust (the "Trust") on behalf of each series of the Trust (each a "Fund" and collectively the "Funds") was held on October 19, 2017. The Meeting was made necessary because on July 21, 2017, Continuum Funds Holdings, LLC ("Continuum") agreed to acquire approximately 79% of Destra Capital Management LLC, the parent company of Destra Capital Advisors LLC ("Destra"), the investment adviser to the Funds (the "Transaction"). Upon the closing of the Transaction (the "Closing"), (a) the current investment management agreement under which Destra serves as investment adviser to the Funds and
(b) the current sub-advisory agreements under which each Fund's sub-adviser serves each respective Fund will automatically terminate. To permit Destra and each sub-adviser to continue to serve as investment adviser and sub-adviser to the Funds, respectively, once the Closing occurs, securities laws required that the Fund's shareholders approve a new investment management agreement and new sub-advisory agreements. The Funds' shareholders were also asked to elect one Trustee to the Board and the shareholders of the Destra Focused Equity Fund were asked to approve a "manager of managers" structure for the Fund. The results of the proposals are as follows:

DESTRA FLAHERTY & CRUMRINE PFD & INCOME FUND

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Proposal #
Proposal
FOR
AGAINST
ABSTAIN


1.
To approve a new investment management agreement
6,756,830
64,964
137,401


2a.
To approve a new investment sub-advisory agreement
6,750,043
85,681
123,473




INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Proposal #
Proposal
FOR
WITHHOLD


4.
Election of Trustee
9,286,729
173,354





DESTRA FOCUSED EQUITY FUND

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Proposal #
Proposal
FOR
AGAINST
ABSTAIN


1.
To approve a new investment management agreement
311,660
-
6,011


2b.
To approve a new investment sub-advisory agreement
309,885
1,774
6,011


5.
To approve a new manager of managers structure
194,798
116,862
6,011




INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Proposal #
Proposal
FOR
WITHHOLD


4.
Election of Trustee
0
0





DESTRA WOLVERINE ALTERNATIVE OPPORTUNITIES FUND

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Proposal #
Proposal
FOR
AGAINST
ABSTAIN


1.
To approve a new investment management agreement
5,165,381
-
-


2c.
To approve a new investment sub-advisory agreement
5,165,381
-
-


3a.
To approve a new investment management agreement (Subsidiary)
5,165,381
-
-


3b.
To approve a new investment sub-advisory agreement (Subsidiary)
5,165,381
-
-




INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Proposal #
Proposal
FOR
WITHHOLD


4.
Election of Trustee
5,178,101
-